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                                                                Exhibit 23.2



INDEPENDENT AUDITORS' REPORT ON SCHEDULES


To the Board of Directors and Stockholders
Acceptance Insurance Companies Inc.


We have audited the consolidated financial statements of Acceptance Insurance Companies Inc. as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, and have issued our report thereon dated March 17, 1995 which includes an explanatory paragraph regarding a change in accounting method as described in Note 1 to consolidated financial statements; such report is included elsewhere in this Form 10-K. Our audits also included the consolidated financial statements schedules of Acceptance Insurance Companies Inc., listed in Item 14. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.




DELOITTE & TOUCHE LLP

Omaha, Nebraska
March 17, 1995